UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on May 27, 2025, Incannex Healthcare Inc. (the “Company”) entered into an Amended and Restated Sales Agreement (the “Amended and Restated Sales Agreement”) by and among the Company, Curvature Securities, LLC (“Curvature”) and A.G.P./Alliance Global Partners (“A.G.P.” and together with Curvature, the “Sales Agents”), which amended that certain Sales Agreement, dated April 7, 2025, by and between the Company and A.G.P. (the “Original Sales Agreement” and collectively, with the Amended and Restated Sales Agreement, the “Sales Agreement”), pursuant to which the Company could offer and sell shares of its common stock from time to time through the Sales Agents, acting as the sales agents.

On March 11, 2026, the Company and the Sales Agents mutually agreed to terminate the Sales Agreement, effective immediately. During the term of the Sales Agreement, the Company sold shares of its common stock for aggregate gross proceeds to the Company of approximately $108.4 million. The Sales Agreement was terminable at will by the Company with no penalty.

Item 7.01 Regulation FD Disclosure.

From time to time, the Company presents and/or distributes slides and presentations to the investment community to provide updates and summaries of its business. On March 12, 2026, the Company updated its corporate presentation, which is available on the Investor Relations section of the Company’s website at http://ir.incannex.com. This presentation is also furnished as Exhibit 99.1 to this Current Report on Form 8-K. Information contained on the Company’s website is not incorporated by reference into and should not be considered to be part of this Current Report on Form 8-K.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On March 12, 2026, the Company issued a press release announcing its enhanced Phase 2 dose-optimisation study. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Corporate Presentation, dated March 12, 2026.

99.2	Press Release of Incannex Healthcare Inc., dated March 12, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: March 12, 2026	By:	/s/ Joel Latham
		Name:	Joel Latham
		Title:	Chief Executive Officer and President

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